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Exhibit 4.9

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE 15,000 SHARES
OF COMMON STOCK OF
SENTO CORPORATION
(Void after December 1, 2004)

Dated: November 10, 2003

        This certifies that RCG Capital Markets Group, Inc. (the "Holder"), for value received, is entitled to purchase from Sento Corporation, a Utah corporation (the "Company"), having a place of business at 808 East Utah Valley Drive, American Fork, UT 84003, a maximum of 15,000 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price per share as set forth in Section 1 of this Warrant (the "Purchase Price") at any time or from time to time (subject to vesting provisions set forth in Section 3 of this Warrant) up to and including 5:00 p.m. (Pacific time) on December 1, 2004, (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 5 of this Warrant.

        This Warrant is subject to the following terms and conditions:

        1.    PURCHASE PRICE.    15,000 of the shares of Common Stock underlying this Warrant have a Purchase Price of $8.48 per share.

        2.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

          2.1    General.    This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from the date hereof until the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time after the exercise of this Warrant as to such shares. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

        3.    VESTING.    Notwithstanding anything to the contrary in this Warrant, this Warrant shall only be exercisable with respect to those shares of Common Stock that have vested as of the date of exercise. All such shares have been vested as of the date of the Warrant document.

        4.    SHARES TO BE FULLY PAID; RESERVATION OF SHARES.    The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise, except as provided in Section 11 of this Warrant. The Company will not take any action which would result in any adjustment of the Purchase Price (as set forth in Section 5 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Amended and Restated Articles of Incorporation.

        5.    ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.    The Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 5. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.

          5.1    Subdivision or Combination of Stock.    In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          5.2    Dividends in Common Stock, Other Stock, Property, Reclassification.    If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

            (a)   Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

            (b)   any cash paid or payable otherwise than as a cash dividend, or

            (c)   Common Stock or additional stock or other securities or property (including cash) by way of spinoff, splitup, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 5.1 above), then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

          5.3    Reorganization, Reclassification, Consolidation, Merger or Sale.    If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, the Company shall, at its option, (i) pay to Holder the value of the Warrants (which shall be the difference between the Purchase Price and the value of the consideration that would be received by Holder if the Warrant were exercised immediately prior to such Organic Change) and thereby retire the Warrants; or (ii) make lawful and adequate provisions whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such warrants, shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Purchase Price effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant and provisions for a "net issue exercise" as set forth in Section 2.2 of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

          5.4    Notices of Change.

            (a)   Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Purchase Price, the Company shall give written notice of such adjustment to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (b)   The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

            (c)   The Company shall also give written notice to the Holder at least thirty (30) business days prior to the date on which an Organic Change shall take place.

        6.    ISSUE TAX.    The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay (i) any applicable income taxes that may be payable by the Holder with respect to this Warrant or (ii) any tax that may be payable in respect of any transfer investing the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

        7.    CLOSING OF BOOKS.    The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

        8.    NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.    Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions of this Warrant, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

        9.    REPRESENTATIONS OF HOLDER.

            (a)   The Holder represents that it is an accredited investor within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Act").

            (b)   The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant the Holder is acquiring is being acquired for, and will be held for, its account only. The Holder also hereby represents and warrants that it has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the grant of this Warrant by virtue of its business or financial expertise or the business or financial expertise of any of the Holder's professional advisors who are unaffiliated with and who are not compensated by the Company or any of its Affiliates, directly or indirectly.

            (c)   The Holder understands that the Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

            (d)   The Holder recognizes that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant must be held until they are subsequently registered under the Act or an exemption from such registration is available.

        10.    WARRANTS TRANSFERABLE.    This Warrant and all rights hereunder are non-transferable, in whole or in part, without the prior consent of the Company.

        11.    REGISTRATION.

          11.1    Piggyback Registrations.    The Company may, at its election, notify the Holder in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company in order to afford the Holder an opportunity to include in such registration statement all of the Common Stock held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Common Stock held by it, it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. The Company shall have the right (i) for marketing reasons or otherwise, to withdraw from the registration statement any shares of Common Stock held by Holder that Holder has elected to include in such registration, and (ii) to terminate or withdraw any registration initiated by it under this Section 11.1 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.

          11.2    Form S-3 Registration.    In case the Company shall receive from the Holder a written request that the Company effect a registration on Form S-3 with respect to all of the Common Stock owned by the Holder, the Company will, within thirty (30) days of receiving the request, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Common Stock as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 11.2 (i) if Form S-3 is not available for such offering by the Holder, (ii) if the Company shall furnish to the Holder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder under this Section 11.2; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, (iv) if the Company has previously effected a registration on Form S-3 for the Holder pursuant to this Section 11.2, or (v) all shares of Common Stock held by Holder may be sold pursuant to Rule 144 during any ninety (90) day period. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Common Stock and other securities underlying this Warrant so requested to be registered as soon as practicable after receipt of the request of the Holder.

          11.3    Expenses of Registration.    The Holder will pay 50% of expenses relating to a registration on Form S-3, up to $5,000; otherwise, all expenses incurred in connection with any registration under this Section 11 shall be borne by the Company.

        12.    MODIFICATION AND WAIVER.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        13.    NOTICES.    Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

        14.    BINDING EFFECT ON SUCCESSORS.    This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        15.    DESCRIPTIVE HEADINGS AND GOVERNING LAW.    The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Utah.

        16.    LOST WARRANTS.    The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (such as an affidavit of Holder) and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        17.    FRACTIONAL SHARES.    No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any FRACTIONAL share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer as of the date of this Warrant.

SENTO CORPORATION, a Utah corporation
By:
Name:
Title:

EXHIBIT A

SUBSCRIPTION FORM

Date:

Sento Corporation
808 East Utah Valley Drive
American Fork, UT 84003

Ladies and Gentlemen:

        The undersigned hereby elects to exercise the Common Stock warrant issued to it by Sento Corporation (the "Company") dated October 1, 2002 (the "Warrant") as indicated below.

☐
The undersigned hereby elects to purchase                        shares of the Common Stock of the Company (the "Shares") at a purchase price of eight dollars and forty-eight cents ($8.48) per share.

  The aggregate purchase price of the Shares I have elected to purchase pursuant to the above is                        dollars ($                        ) (the "Purchase Price").

        Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.

Very truly yours,
HOLDER
By:
Name:
Title:

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EXHIBIT B

INVESTMENT REPRESENTATION

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO SENTO CORPORATION ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED NOVEMBER 10, 2003 WILL BE ISSUED.

Date:

Sento Corporation
808 East Utah Valley Drive
American Fork, UT 84003

Attn: President

Ladies and Gentlemen:

        The undersigned,                        ("Purchaser"), intends to acquire up to                        shares of the Common Stock (the "Common Stock") of Sento Corporation (the "Company") from the Company pursuant to the exercise or conversion of a Warrant to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

        Purchaser is acquiring the Common Stock for its own account, to hold for investment and not with a view to, or for resale in connection with, the distribution thereof and has no present intention of distributing or reselling such shares and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

        Purchaser has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the acquisition of Common Stock by virtue of its business or financial expertise or the business or financial expertise of any of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any of its Affiliates, directly or indirectly.

        Purchaser is an accredited investor within the meaning of Regulation D of the 1933 Act. Purchaser is experienced in making investments of this type and has such knowledge and background in financial and business matters that it is capable of evaluating the merits and risks of this investment and protecting its own interests.

        Purchaser has been advised that the Common Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

        Purchaser has been informed that under the 1933 Act, the Common Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144)

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unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

        Purchaser also understands and agrees that (unless such Common Stock (i) shall no longer be "restricted securities" as defined in Rule 144 under the 1933 Act or any successor provision thereof, (ii) may be sold pursuant to Rule 144(k) under the 1933 Act or any successor provision thereof, or (iii) has been sold in a transaction under the 1933 Act or any successor provision thereof) there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

        Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

Very truly yours,
PURCHASER
By:
Name:
Title:

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  Exhibit 4.9